Exhibit 10.9

TREAN INSURANCE GROUP, INC.
2020 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Non-Qualified Stock Option Award Agreement (this “Option Award Agreement”), dated as of __________, ____ (the “Date of Grant”), is made by and between Trean Insurance Group, Inc., a Delaware corporation (the “Company”), and ________ (the “Participant”).  Any capitalized terms used but not defined herein shall have the meaning ascribed to them in the Trean Insurance Group, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).

1.          Grant of Non-Qualified Stock Option.  The Company hereby grants to the Participant an option to purchase ________ Shares at an Exercise Price of $_____ per share (the “Option”), subject to all of the terms and conditions of this Option Award Agreement and the Plan.

2.          Vesting.

(a)          The Shares subject to the Option shall become vested as follows: (i) 33.3% of the Shares subject to the Option shall vest on the first anniversary of the Date of Grant; (ii) 33.3% of the Shares subject to the Option shall vest on the second anniversary of the Date of Grant; and (iii) 33.4% of the Shares subject to the Option shall vest on the third anniversary of the Date of Grant (each a “Vesting Date”); provided that the Participant remains in continuous employment with the Company or its Affiliates through, and has not given or received a notice of termination of such employment as of, the applicable Vesting Date.

(b)          Except as set forth in Section 2(c) below, if the Participant’s employment is terminated for any reason prior to the Vesting Date, (i) this Option Award Agreement shall terminate and all rights of the Participant with respect to the Shares subject to the Option that have not vested shall immediately terminate, (ii) any such unvested Shares subject to the Option shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Shares subject to the Option.

(c)          If the Participant’s employment is terminated either (x) by the Company without Cause or (y) due to the Participant’s death or Disability, and provided in each case that the Participant (or the Participant’s estate, if applicable) executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within sixty (60) days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) the portion of the Shares subject to the Option that are scheduled to vest on the next applicable Vesting Date shall immediately vest on the date of such termination of employment, (ii) this Option Award Agreement shall terminate and all rights of the Participant with respect to the portion of the Shares subject to the Option, if any, that have not vested as of the date of termination in accordance with this Section 2(c) shall immediately terminate, (iii) any such unvested Shares subject to the Option shall be forfeited without payment of any consideration, and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Shares subject to the Option.

3.          Timing of Exercise.  Following the vesting of the Option as set forth in Section 2 hereof, the Participant may exercise all or any portion of such Option at any time prior to the earliest to occur of:

(a)          The 10th anniversary of the Date of Grant;

(b)          The 1st anniversary of the date of the Participant’s termination of employment (x) by the Company without Cause or (y) due to the Participant’s death or Disability;

(c)          Ninety (90) days following the date of the Participant’s termination of employment with the Company or its Affiliates as a result of a voluntary termination by the Participant; and

(d)          The close of business on the last business day immediately prior to the date of the Participant’s (A) termination of employment by the Company for Cause or (B) breach of any restrictive covenants set forth in any agreement or other arrangement between the Participant and the Company or its Affiliates.

4.          Method of Exercise.  The Participant may exercise the Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate exercise price of the Shares so purchased in cash or its equivalent; provided, that, notwithstanding the foregoing, and unless otherwise determined by the Administrator, the Participant shall be permitted, at his or her election, to satisfy payment of the aggregate exercise price of such Shares by cashless exercise or net share settlement, pursuant to which the Company shall withhold from the number of Shares that would otherwise be issued upon exercise of the Option the largest whole number of Shares with a Fair Market Value equal to the aggregate exercise price of the Shares with respect to which the Option is being exercised.

5.          Voting and Other Rights.  The Participant shall have no rights of a stockholder with respect to the Shares subject to the Option (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect of the exercise of the Option in accordance with Section 4 hereof.

6.          Option Award Agreement Subject to Plan.  This Option Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith.  In the event of any conflict between the provisions of this Option Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Option Award Agreement and the Option shall be final and conclusive.

7.          Restrictive Covenants.

(a)          Acknowledgement. The Participant hereby acknowledges that (i) he or she is subject to all of the terms and conditions of the restrictive covenants set forth in this Section 7 (the “Restrictive Covenants”), (ii) the Restrictive Covenants survive the termination of the Participant’s employment with the Company and its Affiliates and the exercise or termination of the Option in accordance with the terms thereof and (iii) the Company would not have made the grant of Options to the Participant in the absence of his or her agreement to be subject to the Restrictive Covenants.

(b)          Nondisclosure of Confidential Information. During the course of the Participant’s employment with the Company, the Participant will have access to certain Confidential Information. During his or her employment by the Company and thereafter, the Participant agrees to hold in confidence and not access, disclose or use for his or her own benefit, other than such benefit as the Participant may derive as a member of the Company, the Company’s Confidential Information. For purposes of this Option Award Agreement, “Confidential Information” means data and information (i) relating to the business of the Company, regardless of whether the data or information constitutes a trade secret under applicable law, (ii) disclosed to the Participant or of which the Participant became aware as a consequence of the Participant’s employment with the Company, (iii) having value to the Company, (iv) not generally known to competitors of the Company, and (v) which includes trade secrets, methods of operation, names of customers, price lists, financial information and projections, route books, personnel data, and similar information; provided, however, that such term shall not mean data or information (1) which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by the Participant without authorization from the Company, (2) which has been independently developed and disclosed by others, or (3) which has otherwise entered the public domain through lawful means. In the event that the Participant becomes legally compelled to disclose any Confidential Information, the Participant shall provide the Company with written notice of such requirement within twenty-four (24) hours of learning of such obligation (and in any event, prior to any disclosure) to allow the Company to seek a protective order or other remedy. The Participant agrees to cooperate with the Company (at the Company’s expense) in seeking such protection for Confidential Information. The Participant further agrees that any disclosure of Confidential Information pursuant to legal compulsion shall be only to the minimum extent necessary to comply with the Participant’s legal obligation.

(c)          Non-Solicitation of Clients, Customers or Suppliers. The Participant agrees that while the Participant is employed with the Company or its Affiliates and for a period equal to one (1) year following the date of a Participant’s termination of employment for any reason, the Participant will not solicit or assist in soliciting for the benefit of a Competing Business, or divert, entice or otherwise take away any Person who is, at the time of such solicitation, a customer, vendor or manufacturer of the Company or its Affiliates or who otherwise provides business, patronage or orders to the Company or its Affiliates. A “Competing Business” means a person, concern or entity other than the Company which is engaged in or proposes to be engaged in the Company’s Business.

(d)          Non-Solicitation of Employees. The Participant agrees that while the Participant is employed with the Company or its Affiliates and for a period equal to one (1) year following the date of a Participant’s termination of employment for any reason, the Participant shall not, directly or indirectly, whether on behalf of the Participant or of a Competing Business, (i) solicit, recruit, induce, lure or attempt to hire away any individual who is an employee of the Company or its Affiliates, (ii) solicit or encourage any employee of the Company or its Affiliates to terminate such individual’s employment or breach any restrictive covenant between such employee and the Company or such Affiliate or (iii) hire or employ any individual who is an employee of the Company or its Affiliates.

(e)          Proprietary Rights. The Participant assigns to the Company or its designee all of the Participant’s interest in any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by the Participant, either alone or in conjunction with others, during the Participant’s employment with the Company and related to the Company’s Business. Whenever requested to do so by the Company and at the Company’s expense, the Participant shall execute any and all applications, assignments or other instruments that the Company, in good faith, shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States of America or any foreign country or otherwise protect the interests of the Company and its Affiliates therein. These obligations shall continue beyond the termination of the Participant’s employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Participant during the Participant’s employment with the Company.

(f)          Return of Company Property. Upon termination of the Participant’s employment for any reason or earlier, upon the Company’s request, the Participant shall promptly return to the Company all Property (as defined herein) that has been entrusted or made available to the Participant by the Company. For purposes of this Option Award Agreement, “Property” means all Confidential Information, records, files, electronic storage media, memoranda, reports, price lists, customer lists, drawings, plans, sketches, keys, codes, computer hardware and software, equipment and other property of any kind or description prepared, used or possessed by the Participant during the Participant’s employment with the Company (and any duplicates of any such property), which relate to the Company or its Affiliates, or the Company’s Business.

(g)          Remedies. The Participant acknowledges and agrees that the restrictions contained in this Section 7 are reasonable, necessary, and impose no greater restraint on the Participant than is necessary to protect what the Participant acknowledges to be the Company’s legitimate business interests. The Participant agrees that, in the event of a breach of Section 7 of this Option Award Agreement, damages will not be an adequate remedy and the Company will be entitled, inter alia, to injunctive relief to restrain any such breach, threatened or actual. The Participant expressly waives any obligation by the Company to post a bond or other security as a condition to obtaining such injunctive relief. Notwithstanding anything in this Option Award Agreement or the Plan to the contrary, and subject to the Company’s ability to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, if the Board determines in good faith that the Participant has committed a breach of the Restrictive Covenants, then the Board may immediately cause the Options to cease to vest or be exercisable.

(h)          Permitted Disclosures.  Pursuant to 18 U.S.C. Sec.1833(b), the Participant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Participant’s attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the Participant (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order.  Nothing in this Option Award Agreement is intended to conflict with 18 U.S.C. Sec.1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.  Further, nothing in any agreement the Participant has with the Company will prohibit or restrict the Participant from making any voluntary disclosure of information or documents related to any violation of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company.

8.          No Rights to Continuation of Employment.  Nothing in the Plan or this Option Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason whatsoever, with or without cause.

9.          Tax Withholding.  The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect in respect of the Option; provided, that, notwithstanding the foregoing, and unless otherwise determined by the Administrator, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to the Option by cashless exercise or net share settlement, pursuant to which the Company shall withhold from the number of Shares that would otherwise be issued upon exercise of the Option the largest whole number of Shares with a Fair Market Value equal to the applicable tax obligations.

10.          Governing Law.  This Option Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

11.          Option Award Agreement Binding on Successors.  The terms of this Option Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

12.          No Assignment.  Notwithstanding anything to the contrary in this Option Award Agreement, neither this Option Award Agreement nor any rights granted herein shall be assignable by the Participant.

13.          Necessary Acts.  The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14.          Severability.  Should any provision of this Option Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Option Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Option Award Agreement.  Moreover, if one or more of the provisions contained in this Option Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

15.          Entire Agreement.  This Option Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

16.          Headings.  Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17.          Counterparts; Electronic Signature.  This Option Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  The Participant’s electronic signature of this Option Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

18.          Amendment.  No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

19.          Set-Off.  The Participant hereby acknowledges and agrees, without limiting the rights of the Company or its Affiliates otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Participant under this Option Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or its Affiliates under any other agreement or arrangement between the Participant and the Company or its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Option Award Agreement as of the date set forth above.

TREAN INSURANCE GROUP, INC.

By:

Print Name:

Title:

[Signature Page to Non-Qualified Stock Option Award Agreement]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Award Agreement.

PARTICIPANT

Signature:

Print Name:

Address:

[Signature Page to Non-Qualified Stock Option Award Agreement]